Exhibit 10.8

Supply Agreement

Party A: Tianjin Boai Pharmaceutical Co, Ltd. (hereinafter referred to as “Party A”) Party B: Baoding Zhongjing Medicine Co, Ltd. (hereinafter referred to as “Party B”)

Tianjin Boai Pharmaceutical Co, Ltd. have entrusted Baoding Zhongjing Medicine Co, Ltd. with supplies of the goods needed for production. To ensure the smooth progress of providing supplies, the parties hereby agree on and sign this agreement as follows:

1.

Party A should provide the Plan Supply needed for production which includes supply time and supply amount to Party B on time. If any exceptional case exists, Party A should notice Party B in the manner of plan provided or telephone notification 2 days ahead of the due time.

2.

Party B should provide supplies to Party A according to the supply time, supply amount appointed by Party A, moreover Party B should ensure timely supplies and the quality and quantities of their supplies.

3.	With regard to the quality of materials, please refer to “Quality Assurance Agreement”.

4.	This agreement takes effect after the signatures and seals by the parties.

Party A: Tianjin Boai Pharmaceutical Co, Ltd.	Party B: Baoding Zhongjing Medicine Co, Ltd.

Legal person or legal representative:	Legal person or legal representative:

Seal of Tianjin Boai Pharmaceutical Co, Ltd.	Seal of Baoding Zhongjing Medicine Co, Ltd.

Date of Signature (Seal): Jan. 4, 2010	Date of Signature (Seal): Jan. 4, 2010